STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/21/1994
                                                             944069348 - 2396340

                          CERTIFICATE OF INCORPORATION
                                       OF
                              KAN-TX ENERGY COMPANY

FIRST:  The  name  of  this  corporation  is  Kan-Tx  Energy  Company

SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 50,000,000 shares of stock at $.001 par value.

FIFTH:  The  name  and  mailing  address  of  the  incorporator  is  as follows:

        Vanessa Foster Three Christina Centre, 201 N. Walnut Street; Wilmington DE 19801

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.
With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation. The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.
The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outsideof the State of Delaware, at such places as may be from time to lime designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.
It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED:  April  21,  1994     /s/  Vanessa  Foster
                             --------------------

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/21/1994
                                                             944097708 - 2396340

                            CERTIFICATE OF AMMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              KAN-TX ENERGY COMPANY

     Kan-Tx Energy Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES  HEREBY  CERTIFY:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Kan-Tx Energy Company be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows: The name of this corporation is Ranger/USA, lnc.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in
Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Kan-Tx Energy Company has caused this certificate to be signed by Joe E. Russo, its President and attested by Becky H. Russo, its Assistant Secretary this 14th day of May 1994.


                              Kan-Tx  Energy  Company


                              By  /s/  Joe  E.  Russo
                                  --------------------------
                                  Joe  E.  Russo,  President
ATTEST:

/s/Becky  H.  Russo
------------------------------------------
   Becky  H.  Russo,  Assistant  Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/31/1998
                                                            981339487 -- 2396340

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION OF
                                RANGER/USA, INC.

     Ranger/USA, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES  HEREBY  CERTIFY:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Ranger/USA, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

               "The name of this corporation is First Capital International, Inc."

          RESOLVED, that the Certificate of Incorporation of Ranger/USA, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

               "The amount of the total authorized capital stock of this corporation is divided into 100,000,000 shares of stock at $.001 par value."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the General Law of the State of Delaware.

     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Ranger/USA, Inc. has mused this certificate to be signed by Alex Genin, its President and attested by Joe Bond, its Secretary, this 21st day of August 1998.



                              Ranger/USA,  Inc.


                              By  /s/  Alex  Genin
                                  ----------------------------
                                       Alex  Genin,  President
ATTEST:

/s/  Joe  Bond
-------------------------------------
     Joe  Bond,  Assistant  Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        FIRST CAPITAL INTERNATIONAL, INC.


     First Capital International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


     DOES  HEREBY  CERTIFY:


     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:


RESOLVED, that the Certificate of Incorporation of First Capital International, Inc. be amended by changing the Fourth Article thereof in its entirety so that, as amended, said Article shall be and read as follows:


A. The amount of the total authorized common stock of this corporation shall be 100,000,000 shares of common at $.001 par value.

B. The amount of the total authorized preferred stock of this corporation shall be 10,000,000 shares of preferred stock at $.001 par value. The Board of Directors is authorized to: (i) designate the voting power, preferences, relative, participating, optional or other special rights, and qualifications, limitations or restrictions of preferred stock, and, (ii) create one or more classes of preferred stock and one or more series of preferred stock."


     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the General Law of the State of Delaware.


     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said First Capital International, Inc. has caused this certificate to be signed by Alex Genin, its President this 10th day of May 1999.

                                 First  Capital  International,  Inc.



                                 By:     /s/  Alex  Genin
                                         ----------------
                                              Alex  Genin,  President




THE  STATE  OF  TEXAS     }
                          }
COUNTY  OF  HARRIS        }

     BEFORE ME, the undersigned authority, on this day personally appeared Alex Genin, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN  UNDER  MY  HAND  AND  SEAL  of  office  this  10th  day of May 1999.


                                 /s/  N.  Kotliartchouk
                                 ----------------------
                                      NOTARY  PUBLIC  IN  AND  FOR
                                      THE  STATE  OF  TEXAS

                                      [Notary  Seal]